UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2013

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2013, David Perlmutter, Executive Vice President and General Manager, Intel Architecture Group, notified Intel Corporation (“Intel”) of his intention to leave Intel effective February 20, 2014, the 34th anniversary of his start of employment at Intel, to pursue other opportunities in his life and professional career.  Throughout his career at Intel, Mr. Perlmutter led many of the product, technology and business transformations at Intel.

Until his departure in February 2014, Mr. Perlmutter will provide transition assistance to Intel’s Platform Engineering Group and on other matters as requested by management and will continue to participate in all applicable Intel compensation and benefit plans and arrangements.  Mr. Perlmutter will receive post-employment benefits as described in the “Executive Compensation” section of Intel’s proxy statement filed with the Securities and Exchange Commission on April 3, 2013, including acceleration of the vesting of certain equity awards pursuant to company policy for employees age 60 or over and relocation assistance under the terms of Mr. Perlmutter’s relocation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: October 23, 2013	Cary I. Klafter Corporate Secretary